UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Item 3.02 of this current report on Form 8-K is responsive to this Item1.01, and is hereby incorporated by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Securities for Services

On April 2, 2014, Bluerock Residential Growth REIT, Inc., or the Company, entered into a Management Agreement, or the Management Agreement, with its operating partnership, Bluerock Residential Holdings, L.P., or the Operating Partnership, and its manager, BRG Manager, LLC, or the Manager, pursuant to which the Manager administers the business activities and day-to-day operations of the Company and the Operating Partnership. The Management Agreement provides for the payment of an incentive fee to the Manager, or the Incentive Fee, payable in quarterly installments and calculated by the Manager as set forth in the Management Agreement, which calculation is subject to review by the Company’s board of directors, or the Board. On February 11, 2015, the Manager provided the Board with its calculation of the quarterly installment of the Incentive Fee for the three months ended December 31, 2014, which was reviewed by the Board.

Pursuant to the terms of the Management Agreement, one half of each quarterly installment of the Incentive Fee is payable in units of the Operating Partnership’s long-term incentive plan, or LTIP Units, and the remainder of each quarterly installment of the Incentive Fee is payable in either cash or LTIP Units, at the election of the Board. On February 11, 2015, the Board agreed to and approved payment of the quarterly installment of the Incentive Fee for the three months ended December 31, 2014 entirely in LTIP Units.

The Board further approved the issuance by the Operating Partnership to the Manager, on February 18, 2015 (five business days following February 11, 2015), or the Issuance Date, of a number of LTIP Units equal to (i) the dollar amount of the portion of the quarterly installment of the Incentive Fee payable in such LTIP Units (calculated by the Manager as $146,464), divided by (ii) the average of the closing prices of the Company’s Class A common stock, $0.01 par value per share, on the NYSE MKT on the five business days prior to the Issuance Date, or the Manager LTIP Units, in payment of the Incentive Fee.

The Board authorized the Company, as the General Partner of the Operating Partnership, to cause the Operating Partnership to issue the Manager LTIP Units to the Manager in reliance upon exemptions from registration provided by Section 4(A)(2) of the Securities Act of 1933 and Regulation D. The Manager has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D.

The Manager LTIP Units shall be fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock. The Manager will be entitled to receive “distribution equivalents” with respect to the Manager LTIP Units at the same time distributions are paid to the holders of the Company’s Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: February 17, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer